EXHIBIT 21

                         HANGER ORTHOPEDIC GROUP, INC.

                             LIST OF SUBSIDIARIES

                                                    Jurisdiction                   Percentage
      Name                                         of Incorporation                 Ownership
      ----                                         ----------------                ----------
Apothecaries, Inc.                                    Delaware                        100%
Columbia Brace Acquisition Corp.                      Delaware                        100%
DOBI-Symplex, Inc.                                    Delaware                        100%
Hanger Europe, N.V.                                   Belgium                          51%
Hanger Prosthetics & Orthotics, Inc.                  Delaware                        100%
Metzgers Orthopaedic Services, Inc.                   California                      100%
OPNET, Inc.                                           Nevada                          100%
Rehabilitation Engineering, Inc.                      Florida                         100%
Southern Prosthetic Supply, Inc.                      Georgia                         100%